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                                                                   Exhibit 10.51
                            NON-COMPETITION AGREEMENT



         NON-COMPETITION AGREEMENT, dated as of __________, 1999 (this "Agreement"), by and between 7TH LEVEL, INC., a Delaware corporation (the "Company"), and ROBERT E.
WEBSTER ("Employee").


                                    RECITALS

         WHEREAS, the Company is simultaneously entering into an Agreement and Plan of Merger (the "Merger Agreement"), by and among the Company, 7th Level Merger Corporation ("Merger Corporation") and ViaGrafix Corporation, an Oklahoma corporation ("ViaGrafix"), pursuant to which Merger Corporation shall merge with and into ViaGrafix (the "Merger");

         WHEREAS, Employee is the current Executive Vice President of ViaGrafix and a principal stockholder of ViaGrafix; and

         WHEREAS, the Company desires to employ Employee pursuant to a separate employment agreement;

         WHEREAS, due to his stock ownership and operation of ViaGrafix, the Employee could take actions to effectively impair the successful operation by the Company of ViaGrafix after the Merger, and therefore it is a condition precedent to the Merger that Employee enter into this Agreement in order to induce the Company to complete the Merger.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

         1.       NON-COMPETITION AND NON-SOLICITATION.

                  1.1 PROHIBITION ON COMPETITION. During the greater of (x) three years from the effective time of the Merger and (y) the period of his employment with the Company (other than on behalf of the Company) and for twenty four (24) months after the date of termination of his employment with the Company (the "Non-Competition Period"), Employee agrees that, without the prior written consent of the Company: he will not, either as principal, manager, agent, consultant, officer, stockholder, partner, investor, lender or employee, or in any other capacity (and whether or not for compensation) carry on, be engaged in or employed by or be a consultant to or have any financial interest in, any business which is "in competition with the business of the Company" (as defined in Section 1.4 below); provided, however, that Employee shall not be restricted in activities for Websoft, Inc., as long as Websoft, Inc. (except Wingmaster) does not compete with the



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Company's training products and services or with graphics software products currently sold or under development by the Company. Nothing in this Section 1 shall be construed so as to preclude Employee from (i) investing in any publicly held company provided Employee's beneficial ownership of any class of such company's securities does not exceed 5% of the outstanding securities of such class, (ii) owning memberships, or other similar rights or interests therein, of any United States or foreign securities, commodities, options or similar exchange, board of trade, contract market or terminal association (collectively "Exchanges") and exercising the rights and privileges attendant to such ownership for his own personal account or for the account of any spouse, child, parent or sibling or any trust created for the benefit of Employee or any of the foregoing or for the account of any entity wholly owned by Employee or any of the foregoing relatives or trusts or (iii) trading or dealing on any Exchanges for Employee's own personal account or for the account of any relative or any trust created for the benefit of any relative of Employee.

                  1.2 NON-SOLICITATION OF EMPLOYEES. During the Non-Competition Period, Employee will not: solicit or request any employee of the Company or its subsidiaries to leave the employ of the Company or its subsidiaries or join the employ of any individual or entity that is in competition with the business of the Company.

                  1.3 NON-SOLICITATION OF CUSTOMERS. During the Non-Competition Period, Employee will not solicit, or sell services or attempt to sell services that are in competition with the business of the Company to any "Customer", except on behalf of Websoft, Inc. For purposes hereof, "Customer" shall mean all customers of the Company which are known to Employee during the two (2) year period immediately prior to the termination of Employee's employment.

                  1.4 A person or entity which is "in competition with the business of the Company" means any entity engaged in the business of developing and marketing training products, graphic software products, learning products and web-based training products as presently conducted or as conducted during the Employee's employment by the Company, or its subsidiaries.

                  1.5 Employee and the Company agree that the covenants of non-competition and non-solicitation are reasonable covenants under the circumstances, and further agree that if in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended. Employee agrees that any breach of the covenants contained herein would irreparably injure the Company. Accordingly, Employee hereby agrees that, in such event, the Company shall be entitled to obtain a temporary and/or permanent injunction to restrain any such breach or threatened breach or to obtain specific performance of any such provisions, all without prejudice to any and all other remedies which the Company may have at law or in equity.

         2. NOTICES. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, electronic transmission (with a copy following by hand or by overnight courier), by registered or


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certified mail, postage prepaid, return receipt requested or by overnight courier addressed to the other party. All notices shall be addressed as follows, or to such other address or addresses as may be substituted by notice in writing:

                  To the Company:

                           7th Level, Inc.
                           925 Westchester Avenue
                           White Plains, New York 10604
                           Attention:  Chief Executive Officer
                           Fax No.:  (914) 682-4440

                  with a copy to:

                           Swidler Berlin Shereff Friedman, LLP
                           919 Third Avenue
                           New York, New York 10022
                           Attention:  Gerald Adler, Esq.
                           Fax No.:  (212) 758-9526

                  To Employee:

                           Robert E. Webster
                           c/o ViaGrafix Corporation
                           One American Way
                           Pryor, Oklahoma 74361

                  with a copy to:

                           Johnson, Allen, Jones & Dornblaser, Inc.
                           900 Petroleum Club Building
                           601 S. Boulder
                           Tulsa, Oklahoma
                           Attention:  John B. Johnson, Jr., Esq.
                           Fax No.:  (918) 584-6645

Communications delivered by hand or by overnight courier shall be deemed received on the date of delivery; communications sent by electronic means shall be deemed received one (1) business day after the sending thereof, and communications sent by registered or certified mail shall be deemed received three (3) business days after the sending thereof.

         3. SEPARABILITY; LEGAL FEES. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the

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remaining provisions hereof which shall remain in full force and effect. Each party shall bear the costs of any legal fees and other fees and expenses which may be incurred in respect of enforcing its respective rights under this Agreement.

         4. ASSIGNMENT. The Company may assign this Agreement to any successor (whether by operation of law or otherwise) to all or substantially all of the assets or business of the Company, if such successor expressly agrees in writing to assume the obligations of the Company hereunder.

         5. AMENDMENT; WAIVER. This Agreement may only be amended by written agreement signed by the parties hereto. A waiver by the Company or Employee of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

         6. GOVERNING LAW. This Agreement shall be construed, interpreted and governed in accordance with the laws of the State of Oklahoma, without reference to rules relating to conflicts of law.

         7. ENTIRE AGREEMENT. This Agreement contains the entire understanding between Employee and the Company and supersede in all respects any prior or other agreement or understanding between the Company and Employee as to the matters set forth herein.

         8. HEADINGS. The section headings contained in this Agreement are for the convenience of reference only and shall not affect the construction of any provision of this Agreement.

         9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together this shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have caused this Non-Competition Agreement to be signed on the date and year first above written.

                                    7TH LEVEL, INC.


                                    By:
                                       ---------------------------------
                                           Name:
                                           Title:


                                    ------------------------------------
                                    Robert E. Webster